EXHIBIT 11



                                   July 17, 1997



AmericasBank Corp.
515 East Joppa Road
Towson, Maryland 21086

                           Re: Americas Bank Corp.

Ladies and Gentlemen:

         We have acted as counsel to AmericasBank Corp., a Maryland corporation (the "Corporation"), in connection with the proposed offering of up to 300,000 shares (the "Shares") of the Corporation's authorized Common Stock, par value $0.01 per share, as described in the Corporation's Registration Statement on Form SB-1 (File No. 333-28881) filed with the Securities and Exchange Commission (the "Commission") on June 10, 1997, as amended to date (the "Registration Statement").

         In connection with this opinion letter, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization and issuance of the Shares, and have made such other investigation as we have deemed necessary or appropriate for purposes of this opinion letter. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.

         This opinion letter is based as to matters of law solely on the Maryland General Corporation Law. We express no opinion herein as to any other laws, statutes, regulations, or ordinances, including, without limitation, Federal or state securities laws.

         Based upon the foregoing, but assuming no responsibility for the accuracy or the completeness of the data supplied by the Corporation, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

         1. The Corporation is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland.

         2.       The Shares have been duly authorized.



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         3.       Upon the issuance and sale of the Shares in the manner
contemplated by the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus which forms part of the Registration Statement.

                                       Very truly yours,

                                       OBER, KALER, GRIMES & SHRIVER,
                                       a Professional Corporation


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